Exhibit 10.1

                              EMPLOYMENT AGREEMENT

DATE:             November 18, 1999, to be effective as of October 7, 1999

PARTIES:          Advantage Technologies, Inc., a Nevada corporation
                           1324 S. Mary Avenue
                           Sunnyvale, CA 94087                   ( "Company")

                           George J.  Bentley
                           2600 Lunada Lane
                           Alamo, CA 94507-1023                  ("Employee")


                                     RECITAL

          The Company desires to employ and retain the unique experience, abilities, and services of Employee to perform certain duties pursuant to the terms and conditions described herein.

                                    AGREEMENT

         The parties agree as follows:

          1.      EMPLOYMENT

                  1.1 Term. The Company agrees to employ Employee as President and Chief Executive Officer for a term commencing on October 7, 1999 and continuing for a period of twenty-four (24) months thereafter or until terminated in accordance with Section 6 herein.

                  1.2 Duties. Employee accepts employment with the Company on the terms and conditions set forth in this Agreement. Employee shall perform his duties and shall exercise such specific authority as may be assigned to Employee from time to time. In performing such duties, Employee shall be subject to the direction and control of the Board of Directors of the Company. Employee further agrees that in all aspects of such employment, Employee shall comply with the policies, standards, and regulations of the Company established from time to time, and shall perform his duties faithfully, intelligently, to the best of his ability, and in the best interest of the Company. The devotion of reasonable periods of time by Employee for personal purposes, outside business activities, or charitable activities shall not be deemed a breach of this Agreement, provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of the Company. All management decisions involving the business of the Company, including but no limited to mergers and acquisitions and the hiring and termination of management personnel shall require the prior approval of Employee.

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          2.      COMPENSATION

                  2.1   Base   Compensation.   The  base   compensation   ("Base
Compensation")to be paid Employee for services rendered under this Agreement shall be $100,000.00 per annum, payable monthly.

                  2.2 Annual Bonus. In addition to the Base Compensation, the Company may pay Employee an annual bonus ("Annual Bonus") in the sole discretion of the Board of Directors.

                  2.3 Benefits. The Company shall provide to Employee the same health insurance benefits that the Company may provide to other similarly employed personnel, subject to Employee's satisfaction of the respective eligibility conditions for such benefits.

                  2.4 Reimbursement. Employee shall be entitled to reimbursement from the Company for reasonable expenses necessarily incurred by Employee in the performance of Employee's duties under this Agreement, upon presentation of vouchers indicating in detail the amount and business purpose of each such expense and upon compliance with the Company's reimbursement policies established from time to time.

          3. CONFIDENTIALITY

                  3.1 Confidentiality. Employee acknowledges and agrees that all software and proprietary information regarding software, including any refinements, modifications and changes to such software, planning information, lists of the Company's clients, financial information, and other Company data related to its business ("Confidential Information") are valuable assets of the Company. Except for information that is a matter of public record, Employee shall not, during the term of this Agreement or after the termination of employment with the Company, disclose any Confidential Information to any person or use any Confidential Information for the benefit of Employee or any other person, except with the prior written consent of the Company.

                  3.2 Return of Documents. Employee acknowledges and agrees that all originals and copies of records, software, computer programs, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of the Company or containing any Confidential Information shall be the sole and exclusive property of the Company, and shall be returned to the Company upon the termination of employment with the Company or upon the written request of the Company. This provision shall not apply to any personal property of Employee which has been used by Employee during the course of, and in connection with, his employment hereunder.

                  3.3 Injunction. Employee agrees that it would be difficult to measure damage to the Company from any breach by Employee of Section 3.1 or 3.2 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach or take steps preliminary to breaching Section 3.1 or 3.2, the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction

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or other  appropriate  orders to restrain  any such breach,  without  showing or proving any actual damage sustained by the Company.

                  3.4 No Release. Employee agrees that the termination of employment with the Company shall not release Employee from any obligations under Section 3.1, 3.2 or 3.3.


         4.       ILLNESS OR DISABILITY

         In the event Employee is unable to perform his duties under this Agreement due to illness or disability for a continuous period of two (2) weeks, the Base Compensation which shall be otherwise payable during said illness or disability shall be reduced by fifty percent (50%) percent. The Base Compensation shall be reinstated upon Employee's resumption of his duties hereunder. In the event, however, that Employee is unable to perform his duties under this Agreement, for any reason, for a continuous period of 90 days, the Company shall have the option to terminate this Agreement immediately pursuant to Section 6.2.5 of this Agreement.

         5.       DEATH BENEFIT

         In the event of Employee's death during his employment under this Agreement, the Company shall pay to the Employee's estate the Base Compensation and the Annual Bonus, if any, due and owing through the end of the month in which death occurred.

         6.       TERMINATION

                  6.1 Termination by Prior Notice.

                       6.1.1 The employment of Employee by the Company may be terminated by the Company upon the giving of fourteen (14) days' prior written notice to Employee, which termination shall be effective on the 14th day following such notice.

                       6.1.2 Employee may terminate his employment hereunder only upon the giving of six (6) months' prior written notice to the Company, which termination shall be effective on the last day of such six (6) month period. During said six (6) month notice period, Employee shall cooperate with the Company in training Employee's replacement.

                       6.1.3 Employee's employment hereunder may be terminated at any time by mutual agreement of the parties.

                  6.2 Immediate Termination. The employment of Employee by the Company may be terminated immediately in the sole discretion of the Company upon the occurrence of any one of the following events:

                       6.2.1  Employee   willfully  and  continuously  fails  or
refuses to comply with the policies, standards, and regulations of the Company established from time to time;

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                       6.2.2 Employee engages in fraud, dishonesty, or any other
act of misconduct in the performance of Employee's duties on behalf of the Company;

                       6.2.3 Employee fails to perform any provision of this Agreement to be performed by Employee;

                       6.2.4 All or substantially all the assets of the Company are sold, transferred, or otherwise disposed of, the Company's assets are distributed to its shareholders in liquidation, or the Company's business is discontinued; or

                       6.2.5 Employee suffers a permanent disability. For purposes of this Agreement, "permanent disability" shall be defined as Employee's inability, due to illness, accident, or other cause, to perform substantially all of his duties hereunder for a period of ninety (90) days or more despite reasonable accommodation by the Company, upon certification of such disability by, in the discretion of the Company, Employee's regularly attending physician or a physician selected by the Company. Employee shall be deemed to have become subject to a "permanent disability" on the date the Company has determined that Employee is permanently disabled and so notifies Employee.

                  6.3 Payment of Compensation Upon Termination. Upon the termination of employment of Employee hereunder, the Company shall be obligated to pay to Employee the Base Compensation for the remaining term of this Agreement, plus any earned but unpaid Annual Bonus to the date of termination.

         7.       COVENANT NOT TO COMPETE

         During the term of his employment under this Agreement, and for a period of one(1) year thereafter, Employee shall not, directly or indirectly, as proprietor, partner, limited partner, member of a limited liability company, shareholder, officer, director, employee, agent or representative, engage in a Competitive Business Activity within the United States. "Competitive Business Activity" shall mean the usual and customary products and services provided by the Company. In addition, during the term of his employment under this Agreement, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, hire the employees of the Company to engage in a Competitive Business Activity within the United States nor shall Employee solicit any employees or customers to leave the Company.

         8.       REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

         Employee represents and warrants to the Company that there is no employment contract or any other contractual obligation to which Employee is subject which prevents Employee from entering into this Agreement or from performing fully Employee's duties under this Agreement.



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         9.                LEGAL COUNSEL

         This Agreement was prepared for the Company by the Law Office of Robert
C. Laskowski. Employee has been advised to obtain his own legal counsel in connection with this Agreement and Employee has elected not to do so.

          10.     MISCELLANEOUS PROVISIONS

                  10.1 The wavier by either the Company or Employee of a breach of any provision of this Agreement will not operate by either the Company as a waiver of any subsequent breach by either the Company or Employee.

                  10.2 This Agreement shall be binding upon and shall inure to the benefit of both the Company and Employee and then respective successors, heirs, and legal representatives; however, neither this Agreement nor any rights hereunder may be assigned by either the Company or Employee without the written consent of the other party.

                  10.3 No amendment or variation of the terms and conditions of this Agreement shall be valid unless it is in writing and signed by the Company and Employee.

                  10.4 All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage prepaid with return receipt requested; by private courier, prepaid; by telex, facsimile or other telecommunications device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered ten (10) days after mailing, properly addressed. Notices sent by courier shall be deemed delivered on that date the courier warrants the delivery will occur. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses first set forth above

                  10.5 In the event suit or action is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party such sum as the Court may adjudge reasonable as attorney's fees at trial or on appeal, in addition to all other sums provided by law.

                  10.6 This Agreement shall be interpreted and enforced in accordance with the laws of the State of California

                  10.7 This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supercedes all prior oral or written agreements and understandings with respect thereto.

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         10.8 This Agreement may be executed in several counterpart copies, each of which shall be deemed an original and shall constitute one agreement.


         IN WITNESS WHEREOF, this Agreement is executed on the day and year first above written.


Company:                            Advantage Technologies, Inc.

                                            By:/s/George J. Bentley
                                               -----------------------
                                                 George J. Bentley


Employee:                                      /s/George J. Bentley
                                               -----------------------
                                                 George J. Bentley










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